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Exhibit 23.1

        CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-54741, No. 33-66516, No. 333-00903, and No. 333-13099) and in the Registration Statements on Form S-8 (No. 333-29711, No. 333-95255, No. 333-95259, No. 333-75732, No. 333-98107, No. 333-103682 and No. 333-103684) of Western Gas Resources, Inc. of our report dated March 9, 2004, except for paragraph 2 of Note 2, as to which the date is September 29, 2004, relating to the financial statements, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
November 1, 2004

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  Exhibit 23.1